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                                                                    EXHIBIT 11.1

                              PHARMACYCLICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

            COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         TWELVE MONTHS ENDED
                                                                               JUNE 30,
                                                                        ----------------------
                                                                         1996           1995
                                                                        -------       --------
Weighted average common shares outstanding............................    6,106            870
Convertible preferred stock...........................................    1,611          5,157
Common stock equivalent arising from options and warrants issued
  subsequent to June 30, 1994 through October 23, 1995................       98            326
                                                                        -------       --------
Weighted average common and common equivalent shares..................    7,815
                                                                        =======
Pro forma weighted average common and common equivalent shares........                   6,353
                                                                                      ========
Net Loss..............................................................  $(8,232)      $(10,479)
Net loss per share....................................................  $ (1.05)
                                                                        =======
Pro forma net loss per share..........................................                $  (1.65)
                                                                                      ========

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